Exhibit 8.1

SUBSIDIARIES OF YANDEX N.V.

t
Name of Subsidiary(1)		Jurisdiction of Organization
YANDEX LLC		Russia
GIS Technologies LLC		Russia
Kinopoisk LLC		Russia
Yandex.Classifieds LLC		Russia
Yandex.Classifieds Technology LLC		Russia
Yandex Cloud Technologies LLC		Russia
Yandex DC LLC		Russia
Yandex DC Vladimir LLC		Russia
Yandex.Market LLC		Russia
Yandex.Market Lab LLC		Russia
Yandex.OFD LLC		Russia
Yandex.Probki LLC(2)		Russia
Yandex.Taxi LLC		Russia
INO CPE SDA		Russia
Yandex.Autobuses LLC		Russia
Yandex.Medialab LLC		Russia
Zen.Platform LLC		Russia
Yandex.Drive LLC		Russia
Clinic Yandex.Health LLC		Russia
BIGFOOD LLC		Russia
Yandex.Taxi Technology LLC		Russia
Yandex.Technologies LLC		Russia
Yandex.Food LLC		Russia
Yandex.Taxi AM LLC		Armenia
Yandex Advertising LLC		Belarus
YandexBel LLC		Belarus
Yandex Information Technology Co., Ltd. (Shanghai)		China
Yandex Oy		Finland
Yandex.Technology GmbH		Germany
SPB Software Ltd.		Hong Kong
YANDEX.ISRAELLtd.		Israel
Deloam Management Limited		Cyprus
Yandex.Kazahstan LLP		Kazakhstan
Yandex.Taxi Kazahstan LLP		Kazakhstan
Yandex Auto.ru AG		Switzerland
Yandex Europe AG		Switzerland
Yandex Services AG		Switzerland
Yandex Europe B.V.		The Netherlands
Yandex.Taxi B.V.		The Netherlands
Yandex.Market B.V.		The Netherlands
Yandex.Taxi Holding B.V.		The Netherlands

MLU B.V.	The Netherlands
Yandex Inc.	Delaware, USA
SPB Software Inc.	Nevada, USA
Yandex.Taxi Ukraine LLC	Ukraine
Yandex.Ukraine LLC(2)	Ukraine
Yandex Advertising Services LC	Turkey

(1) Directly or indirectly held

(2) Yandex N.V. owns a 99.9% interest